JEROME GOLDBERG
                   Certified Public Accountant
                      2940 Ocean Parkway
                   Brooklyn, New York   11234



The Board of Directors
Zeron International Limited
4 Park Road, Tremont House
Hamilton HM11
Bermuda


                   Re:  Zeron International Limited



I, Jerome Goldberg, a certified public accountant, do hereby consent to the use of my opinion dated July 22, 1996 to Zeron International Limited, to be used and filed in connection with the F-1 Registration Statement and Prospectus, as filed with the Securities and Exchange Commission. I also consent to the use of my name under the caption "Experts" in the above-mentioned Registration Statement.







JEROME GOLDBERG, CPA

Dated: July 22, 1996
Brooklyn, New York

To:  The Board of Directors of
     Zeron International Limited
     4 Park Road, Tremont House
     Hamilton HM 11
     BERMUDA



                Re:  Zeron International Limited


We, Quin & Hampson, hereby consent to the use of our opinion dated 9th July, 1996, to Zeron International Limited to be used and filed in connection with the F-1 Registration Statement and Prospectus, as filed with the Securities and Exchange Commission.





QUIN & HAMPSON
Barristers and Attorneys-at-Law


Dated this 9th day of July, 1996.
Grand Cayman, Cayman Islands, B.W.I.